UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CÜR MEDIA, INC.

(Name of Registrant as Specified In Its Charter)

_______________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CÜR MEDIA, INC.

________________________________

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 11, 2015

________________________________

TO THE STOCKHOLDERS OF CÜR MEDIA, INC.

You are cordially invited to attend the Special Meeting of Stockholders (“Special Meeting”) of CÜR Media, Inc., a Delaware corporation (“CÜR Media” or the “Company”), to be held at the Company’s offices located at 2217 New London Turnpike, South Glastonbury, CT 06073, on Tuesday, August 11, 2015, at 2:00 p.m., local time, for the following purposes:

1.

To approve a proposal to grant the Board of Directors (the “Board”) discretionary authority to amend the Company’s amended and restated certificate of incorporation to effectuate a reverse stock split of the Company’s common stock, $0.0001 par value (“Common Stock”), to occur simultaneously with an up-listing to The Nasdaq Capital Market or the NYSE MKT, by a ratio of no less than one-for-five and no more than one-for-fifteen with such ratio to be determined by the Board in its sole discretion (the “Reverse Split”) and with such Reverse Split to be effective at such time and date, if at all, as determined by the Board in its sole discretion, it being understood that the purpose of such Reverse Split is to attempt to obtain a listing on The Nasdaq Capital Market or the NYSE MKT; and

2.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board has fixed the close of business on Wednesday, June 24, 2015, as the record date for the Special Meeting. This means that only holders of record of the Company’s Common Stock at the close of business on that date will be entitled to notice of, and to vote at, the Special Meeting, or at any adjournment or postponement of the Special Meeting.

Your vote is important. Whether or not you plan to attend the Special Meeting, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope. Returning the proxy card does NOT deprive you of your right to attend the Special Meeting and to vote your shares in person. The Proxy Statement explains proxy voting and the matters to be voted on in more detail. Please read the Proxy Statement carefully.

By Order of the Board of Directors

South Glastonbury, CT	Thomas Brophy
June __, 2015	President and Chief Executive Officer

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CÜR MEDIA, INC.

2217 New London Turnpike

South Glastonbury, CT 06073

__________________

PROXY STATEMENT

__________________

SPECIAL MEETING OF STOCKHOLDERS

AUGUST 11, 2015

__________________

This Proxy Statement is furnished to the holders of common stock, $0.0001 par value (“Common Stock”) of CÜR Media, Inc., a Delaware corporation (“CÜR Media,” the “Company,” “we,” “our” or “us”), in connection with the solicitation of proxies on behalf of the Board of Directors (“Board”) for use at the Company’s Special Meeting of Stockholders (the “Special Meeting”) to be held on Tuesday, August 11, 2015, at 2:00 p.m., local time, at the Company’s corporate offices, located at 2217 New London Turnpike, South Glastonbury, CT 06073, or for use at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying notice of special meeting of stockholders. Only stockholders of record at the close of business on Wednesday, June 24, 2015, the record date for the Special Meeting (the “Record Date”), are entitled to notice of and to vote at the Special Meeting.

This Proxy Statement and enclosed proxy card were first mailed on or about July __, 2015 to stockholders entitled to vote at the Special Meeting. Each holder of our Common Stock is entitled to one vote for each share held as of the Record Date with respect to all matters that may be considered at the Special Meeting. Stockholder votes will be tabulated by the person(s) appointed by the Board to act as inspector(s) of election for the Special Meeting.

We will bear the expense of soliciting proxies. Our directors, officers and employees may solicit proxies personally or by telephone, facsimile, email or other means of communication, and we do not intend to pay additional compensation for doing so. In addition, we may reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries representing beneficial owners of our Common Stock for their expenses in forwarding soliciting materials to those beneficial owners.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q: Who may vote at the Special Meeting?

A: The Board has established Wednesday, June 24, 2015 as the Record Date for the Special Meeting. If you owned our Common Stock at the close of business on the Record Date, you may attend and vote at the Special Meeting. Each stockholder is entitled to one vote for each share of our Common Stock held on all matters to be voted on. As of the Record Date, there were 31,669,777 shares of our Common Stock outstanding and entitled to vote at the Special Meeting.

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Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: If your shares are registered directly in your name with our transfer agent, Vstock Transfer, LLC, you are considered, with respect to those shares, a “stockholder of record.” If you are a stockholder of record, we have sent these proxy materials to you directly.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. In that case, these proxy materials have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing.

Q: What is the quorum requirement for the Special Meeting?

A: The holders of a majority of our outstanding shares of capital stock entitled to vote as of the Record Date must be present at the Special Meeting in order for us to hold the meeting and conduct business. This is called a quorum. Your shares will be counted as present at the meeting if you:

•	Are present and entitled to vote in person at the Special Meeting; or

•	Have properly submitted a proxy card or voter instruction card in advance of or at the Special Meeting.

If you are present in person or by proxy at the Special Meeting, but abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote. Abstentions and broker non-votes are counted as present at the Special Meeting for determining whether we have a quorum. A broker non-vote occurs when a broker returns a proxy but does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. With respect to broker non-votes, the shares will not be considered entitled to vote at the Special Meeting on non-routine matters, which means your broker may not vote your shares on Proposal 1 if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted.

Q: What proposals will be voted on at the Special Meeting?

A: The proposals to be voted on at the Special Meeting are as follows:

Proposal 1 - To approve a proposal to grant our Board discretionary authority to amend the Company’s certificate of incorporation (the “Certificate of Amendment”) to effectuate a reverse stock split of the Company’s Common Stock, to occur simultaneously with an up-listing to The Nasdaq Capital Market or the NYSE MKT, by a ratio of no less than one-for-five and no more than one-for-fifteen with such ratio to be determined by our Board in its sole discretion (the “Reverse Split”) and with such Reverse Split to be effective at such time and date, if at all, as determined by the Board in its sole discretion, it being understood that the purpose of such Reverse Split is to attempt to obtain a listing on either The Nasdaq Capital Market or the NYSE MKT (the “Reverse Split Proposal”).

We will also consider any other business that properly comes before the Special Meeting. As of the Record Date, we are not aware of any other matters to be submitted for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, the persons named in the enclosed proxy card or voter instruction card will vote the shares they represent using their best judgment.

Q: What vote is required to approve each item to be voted on at the Special Meeting?

A: With respect to the Reverse Split Proposal, approval will be determined by the vote of a majority of the shares of our Common Stock issued and outstanding. With respect to an abstention, the shares will be considered present and entitled to vote at the Special Meeting and they will have the same effect as a vote against the matters. With respect to broker non-votes, the shares will not be considered entitled to vote at the Special Meeting for such matter and they are not counted in the vote.

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Approval of any other matter that may come before the Special Meeting will be determined by the vote of a majority of the shares of our Common Stock present in person or by proxy at the Special Meeting and voting on such matters. With respect to an abstention, the shares will be considered present and entitled to vote at the Special Meeting and they will have the same effect as votes against the matter.

Our Board has not received timely notice (and does not know) of any matters that are to be brought before the Special Meeting other than as set forth in the Notice of Special Meeting.

Q: How does the Board recommend that I vote?

A: Our Board recommends that you vote FOR the approval of the Reverse Split Proposal.

Q: Can I access these proxy materials on the Internet?

A: Yes. The Notice of Special Meeting, Proxy Statement, and form of proxy card are available under the “Investors” section of the Company’s website at www.curmusic.com. All materials will remain posted on www.curmusic.com until the conclusion of the Special Meeting.

Q: How may I vote my shares in person at the Special Meeting?

A: If your shares are registered directly in your name with our transfer agent, Vstock Transfer, LLC, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote in person at the Special Meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the Special Meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker, nominee or trustee that holds your shares, giving you the right to vote the shares at the Special Meeting.

Q: How can I vote my shares without attending the Special Meeting?

A: Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the Special Meeting. If you are the stockholder of record, you may submit your proxy by mail by signing and dating your proxy card and submitting it in the postage-paid envelope enclosed with this proxy statement. If you are the beneficial owner of the shares, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing.

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Q: How can I change my vote after submitting it?

A: If you are a stockholder of record, you can revoke your proxy before your shares are voted at the Special Meeting by:

•

Filing a written notice of revocation bearing a later date than the proxy with our corporate secretary either before the Special Meeting, at 2217 New London Turnpike, South Glastonbury, CT 06073, or at the Special Meeting, at our principal office address listed on the first page of this Proxy Statement;

•

Duly executing a later-dated proxy relating to the same shares and delivering it to our corporate secretary either before the Special Meeting, or at the Special Meeting and before the taking of the vote, at our principal office address listed on the first page of this Proxy Statement; or

•	Attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote in person at the Special Meeting if you obtain a legal proxy from your bank, broker or other holder of record as described in the answer to a previous question.

Q: Who will solicit proxies on behalf of the Company?

A: This proxy solicitation is being made on our behalf by our Board. We will bear the costs of solicitations of proxies for the Special Meeting. In addition to solicitation by mail, our directors, officers and regular employees may solicit proxies from stockholders by telephone, telegram, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. We have requested brokers, nominees, fiduciaries and other custodians to forward soliciting material to the beneficial owners of our Common Stock held of record by them, and such custodians will be reimbursed for their reasonable expenses.

Q: Where can I find the voting results of the Special Meeting?

A: We will announce the voting results at the Special Meeting. We will also disclose the results in a Current Report on Form 8-K that will be filed with the United States Securities and Exchange Commission, or SEC, within four business days after the date of the meeting.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information regarding the beneficial ownership of our Common Stock as of June 24, 2015 (unless otherwise specified), held by: (i) each of our directors; (ii) each of our named executive officers (as defined in Item 402(a)(3) of Regulation S-K under the Securities Exchange Act of 1934); (iii) all of our directors and executive officers as a group; and (iv) each person or group known by us to own beneficially more than 5% of the outstanding Common Stock. Except as indicated in the footnotes below, the address of the persons or groups named below is c/o CUR Media, Inc., 2217 New London Turnpike, South Glastonbury, CT 06073.

Title of Class: Common Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
5% Stockholders

E. Jeffrey Peierls(2) 73 South Holman Way Golden, CO 80401	2,600,040	8.2%

Named Executive Officers and Directors

Thomas Brophy(3) President and Chief Executive Officer	7,071,337	21.8%

Kelly Sardo(4) Chief Financial Officer and Treasurer	46,875	*

Michael Betts(5) Chief Technology Officer	113,854	*

J.P. Lespinasse(6) Chief Marketing Officer	-	*

Joseph LaPlante(7) Chief Content Officer	25,000	*

John Egazarian(8) Chief Operating Officer	79,425	*

John A. Lack(9) Secretary and Chairman of the Board of Directors	502,689	1.6%

Robert B. Jamieson(10) Vice Chairman of the Board of Directors	506,067	1.6%

All directors and officers as a group (8 persons)(11)	8,345,247	24.9%

 ___________

* Less than 1%

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(1) Percentages are based upon 31,669,777 shares of our Common Stock issued and outstanding as of June 24, 2015.

(2) The shares of Common Stock indicated as beneficially owned by E. Jeffrey Peierls include shares of Common Stock held by Brian E. Peierls and E. Jeffrey Peierls, and a series of trusts over which E. Jeffrey Peierls has sole power to vote or direct the vote, and to dispose or direct the disposition.

(3) Consists of (a) 4,662,273 shares of Common Stock held by Mr. Brophy, (b) 1,601,376 shares of Common Stock held by the Brophy Trust, (c) 502,761 shares underlying vested stock options held by Mr. Brophy vesting within 60 days after the date of this report, (d) 177,538 shares underlying vested stock options held by the Brophy Trust vesting within 60 days after the date of this report, and (e) 127,394 restricted stock awards held by the Brophy Trust. Karen P. Brophy, Mr. Brophy’s wife, is the Trustee of the Brophy Trust and has sole voting and investment power over the shares owned thereby.

(4) Includes 46,875 shares underlying vested stock options held by Ms. Sardo vesting within 60 days after the date of this report. Does not include 78,125 shares of Common Stock underlying stock options that have not yet vested.

(5) Includes 113,854 shares underlying vested stock options held by Mr. Betts vesting within 60 days after the date of this report. Does not include 7,116 shares of Common Stock underlying stock options that have not yet vested.

(6) Does not include 100,000 shares of Common Stock underlying stock options that have not yet vested.

(7) Includes 25,000 shares underlying vested stock options held by Mr. LaPlante vesting within 60 days after the date of this report. Does not include 50,000 shares of Common Stock underlying stock options that have not yet vested.

(8) Includes 79,425 shares underlying vested stock options held by Mr. Egazarian vesting within 60 days after the date of this report. Does not include 95,574 shares of Common Stock underlying stock options that have not yet vested.

(9) Includes (a) 99,849 shares of Common Stock issuable upon exercise of currently exercisable Investor Warrants held by Mr. Lack, (b) 302,991 shares underlying vested stock options held by Mr. Lack vesting within 60 days after the date of this report and (c) 99,849 shares of Common Stock held by Mr. Lack. Does not include 390,759 shares of Common Stock underlying stock options that have not yet vested.

(10) Includes (a) 99,998 shares of Common Stock issuable upon exercise of currently exercisable Investor Warrants held by Mr. Jamieson, (b) 306,071 shares underlying vested stock options held by Mr. Jamieson vesting within 60 days after the date of this report and 99,998 shares of Common Stock held by Mr. Jamieson. Does not include 443,929 shares of Common Stock underlying stock options that have not yet vested.

(11) Includes (a) 199,847 shares of Common Stock issuable upon exercise of currently exercisable Investor Warrants, (b) 1,554,515 shares underlying vested stock options vesting within 60 days after the date of this report, and (c) 127,394 restricted stock awards. Does not include 1,432,220 shares of Common Stock underlying stock options that have not yet vested.

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Changes in Control

There are no existing arrangements that may result in a change in control of the Company.

GRANT THE BOARD DISCRETIONARY AUTHORITY TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF THE COMPANY’S COMMON STOCK TO RAISE THE PER SHARE TRADING PRICE OF OUR COMMON STOCK TO ALLOW FOR A LISTING OF OUR COMMON STOCK ON THE NASDAQ CAPITAL MARKET OR THE NYSE MKT

(PROPOSAL 1)

General

On May 26, 2015, our Board adopted an amendment to Article IV of our amended and restated certificate of incorporation effecting a Reverse Split of our Common Stock at a ratio of not less than one-for-five and not more than one-for-fifteen with such ratio to be determined by the Board and in its sole discretion with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion. The Board is now asking you to approve this amendment.

If the Board determines to effect the Reverse Split, the intent is to increase the stock price of our Common Stock, which is currently trading on the OTCQB marketplace, to a level sufficiently above the minimum bid price requirement that is required for initial listing on either The Nasdaq Capital Market or the NYSE MKT (each, an “Exchange”) such that the Board, in its sole discretion, may apply for initial listing on one of the Exchanges, at such time as we otherwise meet the other quantitative and qualitative requirements for listing. Upon determination by the Board that it will pursue listing on one of the Exchanges (and we otherwise meet the listing criteria) and the stock price of our Common Stock is trading below such minimum bid price requirement, the Board will select an appropriate ratio and file the Certificate of Amendment with the Secretary of State of the State of Delaware.

Effecting the Reverse Split requires that Article IV of our amended and restated certificate of incorporation be amended by filing the Certificate of Amendment. The form of Certificate of Amendment is attached as Appendix A to this Proxy Statement, with the Secretary of State of the State of Delaware. If approved, the amendment will be effective upon the filing of the Certificate of Amendment (or on such date and time as specified therein) substantially in the form attached as Appendix A with the Secretary of State of the State of Delaware with such filing to occur, if at all, by the Board in its sole discretion.

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One principal effect of the Reverse Split would be to decrease the number of outstanding shares of our Common Stock. Except for de minimus adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not have any dilutive effect on our stockholders since each stockholder would hold the same percentage of our Common Stock outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split. The relative voting and other rights that accompany the shares of Common Stock would not be affected by the Reverse Split. The table below sets forth the number of shares of our Common Stock authorized and outstanding after the Reverse Split based on 31,669,777 shares of Common Stock outstanding as of the Record Date:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Authorized but Unissued
Pre-Reverse Stock Split	300,000,000	31,669,777	268,330,223
Post-Reverse Stock Split 1:5	300,000,000	6,333,955	293,666,045
Post-Reverse Stock Split 1:6	300,000,000	5,278,296	294,721,704
Post-Reverse Stock Split 1:7	300,000,000	4,525,254	295,474,746
Post-Reverse Stock Split 1:8	300,000,000	3,958,722	296,041,278
Post-Reverse Stock Split 1:9	300,000,000	3,518,864	296,481,136
Post-Reverse Stock Split 1:10	300,000,000	3,166,978	296,833,022
Post-Reverse Stock Split 1:11	300,000,000	2,879,071	297,120,929
Post-Reverse Stock Split 1:12	300,000,000	2,639,148	297,360,852
Post-Reverse Stock Split 1:13	300,000,000	2,436,137	297,563,863
Post-Reverse Stock Split 1:14	300,000,000	2,262,127	297,737,873
Post-Reverse Stock Split 1:15	300,000,000	2,111,318	297,888,682

Although the Reverse Split will not have any dilutive effect on our stockholders, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease because the Reverse Split does not change the current authorized number of shares of capital stock from 310,000,000 shares, consisting of 300,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). There are currently no shares of Preferred Stock issued and outstanding. The remaining authorized shares of Common Stock and Preferred Stock may be used for various purposes, including, without limitation, raising capital, providing equity incentives to employees, officers or directors, effecting stock dividends, establishing strategic relationships with other companies and expanding our business through the acquisition of other businesses or products.

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We do not currently have any plans, proposals or arrangements to issue any of the authorized shares which would become newly available as a result of the Reverse Split, as the Company currently has sufficient authorized shares to be issued in connection with any planned capital raise or outstanding securities, including options and warrants. Nevertheless, in order to support our projected need for additional equity capital and to provide flexibility to raise the capital as necessary, our Board believes the number of shares of Common Stock should be maintained at 300,000,000 shares and the number of shares of authorized Preferred Shares should remain at 10,000,000 shares.

Reasons for the Reverse Split

The Board’s primary objective in proposing the Reverse Split is to enable the Board, if necessary, or if the Board otherwise desires, to raise the per share trading price of our Common Stock, which is currently trading only on the OTCQB marketplace, to allow for a listing of our Common Stock on either The Nasdaq Capital Market or the NYSE MKT (assuming that at the time we submit our listing application, we will otherwise satisfy the other listing criteria of the applicable Exchange). Neither our Board nor the Company currently has intentions of going private. The Reverse Split is not intended to be a first step in a going private transaction, and will not have the effect of a going private transaction covered by Rule 13e-3 under the Exchange Act.

Upon receiving stockholder approval, the Board may, in its sole discretion, select an appropriate ratio and file the Certificate of Amendment with the Secretary of State of the State of Delaware. Thereafter, the Board may, in its sole discretion, seek to obtain either Exchange’s approval for listing on such Exchange.

Our Board has determined that by increasing the market price per share of our Common Stock, we would meet the stock price element of the listing requirements of either Exchange and our Common Stock could be listed on such Exchange if we meet the other listing and corporate governance requirements of the applicable Exchange. Our Board concluded that the liquidity and marketability of our Common Stock may be adversely affected if it is not quoted on a national securities exchange as investors can find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our Common Stock. Our Board believes that current and prospective investors and the brokerage community may view an investment in our Common Stock more favorably if our Common Stock is quoted on either Exchange.

Our Board also has confidence that the Reverse Split and any resulting increase in the per share price of our Common Stock should enhance the acceptability and marketability of our Common Stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our Common Stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our Common Stock.

We cannot assure you that the Board will ultimately determine to effect the Reverse Split or, if effected, that the Reverse Split will have any of the desired effects described above. More specifically, we cannot assure you that after the Reverse Split the market price of our Common Stock will increase proportionately to reflect the ratio for the Reverse Split, that the market price of our Common Stock will not decrease to its pre-split level, that our market capitalization will be equal to the market capitalization before the Reverse Split, or that we will satisfy the other listing criteria or will be listed on either Exchange, or once initially listed, that we will be able to maintain such listing.

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Requirements for Listing on Exchanges

In order to list our Common Stock on one of the Exchanges, among other requirements, our Common Stock must maintain a minimum bid price of $4.00, or $3.00 under certain circumstances, for The Nasdaq Capital Market, or $3.00 for NYSE MKT. Our Board has considered the potential advantages to us if our Common Stock is listed on the Exchanges and has concluded that even though the desired effects cannot be assured, it is in the best interests of our Company and our stockholders to effect the Reverse Split to help attain a $4.00 or $3.00 bid price and ensure compliance with the listing requirements of the respective Exchanges.

Potential Disadvantages of the Reverse Split

As noted above, the principal purpose of the Reverse Split would be to help increase the per share market price of our Common Stock by up to factor of fifteen. We cannot assure you, however, that the Reverse Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of Common Stock will increase the market price of our Common Stock, we cannot assure you that the Reverse Split will increase the market price of our Common Stock by an equivalent multiple, or result in any permanent increase in the market price of our Common Stock. The price of our Common Stock is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Split, then the value of our Company as measured by our market capitalization will be reduced, perhaps significantly.

The number of shares held by each individual stockholder would be reduced if the Reverse Split is implemented. This may also increase the number of stockholders who hold less than a “round lot,” or 100 shares. This has two disadvantages. First, the rules of The Nasdaq Capital Market and NYSE MKT require that we have 300 and 400 round lot stockholders, respectively, to be listed on such Exchange. Second, the transaction costs to stockholders selling “odd lots” are typically higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

Although our Board believes that the decrease in the number of shares of our Common Stock outstanding as a consequence of the Reverse Split and the anticipated increase in the market price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Split.

Effecting the Reverse Split

Upon receipt of stockholder approval for the amendment, if our Board concludes that it is in the best interests of our Company and our stockholders to effect the Reverse Split, the Certificate of Amendment will be filed with the Secretary of State of the State of Delaware. The actual timing of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware to effect the Reverse Split will be determined by our Board. In addition, if for any reason our Board deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Certificate of Amendment, without further action by our stockholders. In addition, our Board may deem it advisable to effect the Reverse Split even if the price of our Common Stock is above $4.00 (or $3.00 in the case of a listing on the NYSE MKT) at the time the Reverse Split is to be effected. The Reverse Split will be effective as of the date of filing with the Secretary of State of the State of Delaware or at such time and date as specified in the Certificate of Amendment (the “Effective Time”).

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Upon the filing of the Certificate of Amendment, without further action on our part or our stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of Common Stock based on a Reverse Split ratio as determined by the Board in its sole discretion. For example, if you presently hold 15,000 shares of our Common Stock, you would hold 3,000 shares of our Common Stock following the Reverse Split if the ratio is one-for-five or you would hold 1,000 shares of our Common Stock if the ratio is one-for-fifteen.

Effect on Outstanding Shares, Options and Certain Other Securities

If the Reverse Split is implemented, the number of shares our Common Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our Common Stock owned by each stockholder will remain unchanged except for any de minimus change resulting from cash in lieu of any fractional shares that such stockholder would have received as a result of the Reverse Split. The number of shares of our Common Stock that may be purchased upon exercise of outstanding options or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, will also be ratably adjusted in accordance with their terms as of the Effective Time.

	Prior to a Reverse Split	Assuming a one-for-five Reverse Split	Assuming a one-for-fifteen Reverse Split
Warrants	3,417,062	683,412	227,804
Plan Options	4,254,423	850,885	283,628

Effect on Registration and Stock Trading

Our Common Stock is currently registered under Section 12(g) of the Exchange Act and we are subject to the periodic reporting and other requirements of the Exchange Act. If our Common Stock becomes listed on an Exchange, we file a short form registration statement for our Common Stock to be registered under Section 12(b) of the Exchange Act.

If the proposed Reverse Split is implemented and our application for listing is otherwise accepted on The Nasdaq Capital Market or the NYSE MKT, we will request that our Common Stock be listed under the symbol “CURM,” however we cannot guarantee that the respective Exchange will permit our use of “CURM.” If “CURM” is not available to us, we will announce our new symbol as soon as practicable.

Fractional Shares; Exchange of Stock Certificates

Our BoardStockholders who hold shar does not intend to issue fractional shares in connection with the Reverse Split. Therefore, we do not expect to issue certificates representing fractional shares. Holders of record of our Common Stock who otherwise would be entitled to receive fractional shares because they hold, as of a date prior to the Effective Time of the Reverse Split, a number of shares of our Common Stock not evenly divisible will be entitled, upon surrender of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will equal the product obtained by multiplying (a) the fraction to which the stockholder would otherwise be entitled by (b) the per share closing sales price of our Common Stock on the day immediately prior to the Effective Time of the Reverse Split, as quoted on the OTCQB marketplace. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefore as described herein.

Holders of our Common Stock should be aware that, under the escheat laws of the various jurisdictions where our stockholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, holders of our Common Stock otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

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As of the Record Date, we had 263 holders of record of our Common Stock (although we have significantly more beneficial holders). We do not expect the Reverse Split to result in a significant reduction in the number of record holders. We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Split, except to have our Common Stock moved from a registration pursuant to Section 12(g) to Section 12(b) under the Exchange Act.

On or after the Effective Time, we will mail a letter of transmittal to each stockholder. Each stockholder will be able to obtain a certificate evidencing his, her or its post-Reverse Split shares only by sending Vstock Transfer, LLC, as the exchange agent, the stockholder’s old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require. Stockholders will not receive certificates for post-Reverse Split shares unless and until their old certificates are surrendered. Stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each stockholder a new stock certificate after receipt of that stockholder’s properly completed letter of transmittal and old stock certificate(s).

Stockholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Split for their beneficial holders.  However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees.  Stockholders will not have to pay any service charges in connection with the exchange of their certificates.

Authorized Shares

If and when our Board elects to effect the Reverse Split, the authorized number of shares of our Common Stock will remain at 300,000,000. Accordingly, there will be no reduction in the number of authorized shares of our Common Stock in proportion to the Reverse Split ratio. As a result, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease and the additional authorized shares of Common Stock will be available for issuance at such times and for such purposes as our Board may deem advisable without further action by our stockholders, except as required by applicable laws and regulations. If our Common Stock is initially listed on either Exchange, stockholder approval must be obtained, under applicable The Nasdaq Capital Market and NYSE MKT rules, prior to the issuance of shares for certain purposes, including the issuance of Common Stock equal to or greater than 20% of our then outstanding shares of Common Stock in connection with a private refinancing or an acquisition or merger, unless an exemption is available from such approval. Such an exemption would be available if our audit committee at that time authorized the filing of a prior written application with The Nasdaq Capital Market or NYSE MKT, as applicable, to waive the stockholder vote requirement if it believed the delay associated with securing such vote would seriously jeopardize our financial viability and the Exchange granted us such an exemption.

The Reverse Split will have no effect on our authorized Preferred Stock because there are no shares of Preferred Stock currently outstanding. The authorized number of shares of our Preferred Stock will remain at 10,000,000

In accordance with our Amended and Restated Certificate of Incorporation and Delaware law, our shareholders do not have any preemptive rights to purchase or subscribe for any of our unissued or treasury shares.

Anti-Takeover and Dilutive Effects

The purpose of maintaining our authorized Common Stock at 300,000,000 after the Reverse Split is to facilitate our ability to raise additional capital to support our operations, not to establish any barriers to a change of control or acquisition of our Company. The shares of Common Stock that are authorized but unissued provide our Board with flexibility to effect, among other transactions, public or private refinancings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Reverse Split would give our Board authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or the rules of the applicable Exchange. The Reverse Split is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued Common Stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

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In addition, the issuance of additional shares of Common Stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of our outstanding Common Stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in us. Holders of our Common Stock are not entitled to preemptive rights or other protections against dilution. Our Board intends to take these factors into account before authorizing any new issuance of shares.

Accounting Consequences

As of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our Common Stock outstanding.

Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of our Common Stock. This summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to persons that may be subject to special treatment under U.S. federal income tax law or persons that do not hold our Common Stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

Each stockholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Split.

The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by a U.S. holder upon the Reverse Split. Accordingly, the aggregate tax basis in the Common Stock received pursuant to the Reverse Split should equal the aggregate tax basis in the Common Stock surrendered and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered.

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No Appraisal Rights

Under the General Corporation Law of the State of Delaware, our stockholders are not entitled to appraisal rights with respect to the Reverse Split, and we will not independently provide our stockholders with any such rights.

Text of Proposed Amendment; Effectiveness

The text of the proposed Certificate of Amendment is set forth in Appendix A to this Proxy Statement. If and when effected by our Board, the Certificate of Amendment will become effective upon its filing with the Secretary of State of the State of Delaware.

Required Vote

Approval of the Reverse Split Proposal requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock voting as one class. Abstentions are considered present for purposes of establishing a quorum but will count as a vote against the approval of the Reverse Split Proposal.

The Board of Directors unanimously recommends a vote “FOR” the approval of the Reverse Split Proposal, as disclosed in this Proxy Statement.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Stockholder proposals that are intended to be presented by stockholders at a special meeting of stockholders must be received by us within the time periods described below in order to be included in the Proxy Statement and form of proxy relating to such special meeting. Under rules prescribed by the SEC, stockholders must follow certain procedures to introduce an item of business at a special meeting of stockholders. In general, to be timely under these rules, notice of such business related to a special meeting of stockholders must comply with the requirements in our bylaws and must be received by us at a reasonable time before we begin to print and mail our proxy materials. The Company has not received any stockholder proposals to be considered for presentation at the Special Meeting.

Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek inclusion of the proposed matter in our Proxy Statement for this Special Meeting, except in circumstances where (i) we receive reasonable notice of the proposed matter, and (ii) the proponent complies with the other requirements set forth in Rule 14a-4.

TRANSACTIONS OF OTHER BUSINESS AT THE SPECIAL MEETING

We do not know of any business to be presented for action at the Special Meeting other than those items listed in the notice of the Special Meeting and referred to herein. If any other matters properly come before the Special Meeting or any adjournment thereof, it is intended that the proxies will be voted in respect thereof in accordance with their best judgment pursuant to discretionary authority granted in the proxy.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file annual, quarterly, current and other reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room by writing to the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-800-SEC-0330 for further information on the operations of the public reference facilities.

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ANNUAL REPORT AND OTHER MATTERS

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was made available to stockholders preceding this proxy statement on the website of the SEC, located at www.sec.gov, contains financial and other information about our company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

WE WILL PROVIDE, WITHOUT CHARGE, A PRINTED COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2014, AS FILED WITH THE SEC, TO EACH STOCKHOLDER OF RECORD AS OF THE RECORD DATE THAT REQUESTS A COPY IN WRITING. ANY EXHIBITS LISTED IN THE FORM 10-K REPORT ALSO WILL BE FURNISHED UPON REQUEST AT THE ACTUAL EXPENSE INCURRED BY US IN FURNISHING SUCH EXHIBITS. ANY SUCH REQUESTS SHOULD BE DIRECTED TO OUR COMPANY'S SECRETARY AT OUR EXECUTIVE OFFICES SET FORTH IN THIS PROXY STATEMENT.

ALL STOCKHOLDERS ARE URGED TO EXECUTE THE ACCOMPANYING PROXY AND TO RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS MAY REVOKE ANY PROXY IF SO DESIRED AT ANY TIME BEFORE IT IS VOTED.

By Order of the Board of Directors

South Glastonbury, CT	Thomas Brophy
June ___, 2015	President and Chief Executive Officer

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APPENDIX A

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CÜR MEDIA, INC.

Under Section 242 of the General Corporation Law

IT IS HEREBY CERTIFIED THAT:

1. The name of the corporation is CÜR Media, Inc.

2. The amended and restated certificate of incorporation was filed by the Secretary of State on the ____ day of __________, 2015.

3. This Amendment to the Amended and Restated Certificate of Incorporation is filed pursuant to Section 242(a)(3) of the General Corporation Law to reflect a one-for-_____ reverse stock split so that for every _____ shares of the Corporation’s issued and outstanding Common Stock, $0.0001 par value, the holder of such shares will receive one new share of Common Stock, $0.0001 par value. No fractional shares shall be issued and, in lieu thereof, the Corporation’s transfer agent shall cancel all fractional shares and stockholders shall receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale based on the fair market value of such fractional shares on the date of the filing of this amendment.

4. Prior to the filing of this amendment, the Corporation had an authorized capital of 310,000,000 shares of capital stock consisting of 300,000,000 shares of Common Stock, par value of $0.0001 per share and 10,000,000 shares of Preferred Stock, $0.0001 per share. Prior to this amendment, there were __________ shares of Common Stock issued and outstanding, __________ shares held in treasury and __________ authorized and unissued shares of Common Stock. As a result of this amendment, the __________ shares of Common Stock issued and outstanding has become __________ shares of Common Stock, $0.0001 par value; the __________ shares of treasury stock has become _______ shares of Common Stock, $0.0001 par value; and the __________ authorized and unissued shares of Common Stock have become __________ shares of Common Stock, $0.0001 par value. Of the 10,000,000 shares of Preferred Stock authorized, none of the shares of Preferred Stock are issued and outstanding. The Reverse Stock Split will have no effect on authorized Preferred Stock.

5. Pursuant to Section 242 of the General Corporation Law, this amendment to the Amended and Restated Certificate of Incorporation was authorized by unanimous consent of the board of directors of the Corporation on May 26, 2015 pursuant to Section 242(b)(1) of the General Corporation Law and by a majority of the outstanding shares entitled to vote at a meeting of stockholders of the Corporation pursuant to Section 242(b)(2) of the General Corporation Law.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company hereby executes and adopts this Certificate of Amendment to Amended and Restated Certificate of Incorporation this ____ day of _____, 2015.

CÜR MEDIA, INC.

By:
Name:	Thomas Brophy
Title:	Chief Executive Officer

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PROXY FOR COMMON STOCK

CÜR MEDIA, INC.

2217 New London Turnpike, South Glastonbury, CT 06073

This Proxy is Solicited on Behalf of the Board of Directors

of CÜR Media, Inc.

The undersigned hereby appoints Messrs. Thomas Brophy and John Lack as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of the Common Stock of CÜR Media, Inc. held of record by the undersigned on June 24, 2015, at the Special Meeting of Stockholders to be held on Tuesday, August 11, 2015 or any adjournment thereof. The undersigned hereby revokes any proxy previously given with respect to such shares.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposal 1.

The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and the accompanying Proxy Statement.

1.

Proposal to grant the Board of Directors discretionary authority to amend the Company’s amended and restated certificate of incorporation to effectuate a reverse stock split of the Company’s common stock, $0.0001 par value, by a ratio of no less than one-for-five and no more than one-for-fifteen, it being understood that the purpose of such reverse stock split is to attempt to obtain a listing on The Nasdaq Capital Market or the NYSE MKT.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.

Dated: __________________________, 2015

Signature: ________________________________________

Signature if held jointly : _____________________________

When signing as attorney, as executor, as administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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